Item 9.01(a) Financial Statementsof Axion International, Inc.

Axion International, Inc. (a development stage company) 665 Martinsville Road, Basking Ridge, New Jersey 07920

Consolidated Financial Statements

From Inception (November 2007) to December 31, 2007

TABLE OF CONTENTS

Financial Statements

Balance Sheet
Statement of Operations
Statement of Changes in Stockholders’ Deficit
Statement of Cash Flows
Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of
    Axion International, Inc.

We have audited the accompanying balance sheet of Axion International, Inc. (A Development Stage Company) as of December 31, 2007 and the related statements of operations, changes in shareholders' equity and cash flows for the period from November, 2007 (inception) through December 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Axion International, Inc.(A Development Stage Company) as of December 31, 2007 and the results of its operations and its cash flows for the period  then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Jewett, Schwartz, Wolfe and Associates

Hollywood, Florida
April 21, 2008

 AXION INTERNATIONAL, INC.
(a development stage company)
BALANCE SHEET

Assets	December 31, 2007,
Current assets:
Cash and cash equivalents	$480,104
Prepaid expenses and other	26,903
Total current assets	507,007
Furniture and equipment, at cost, not yet placed into service	11,397
Intangible assets
License, at acquisition cost	68,284
Total assets	$586,688
Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued liabilities	$25,754
Accrued payroll and related benefits	18,732
Total current liabilities	44,486
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value; authorized 1,500 shares; 183.36 shares issued and outstanding at December 31, 2007	183
Additional paid-in capital	610,996
Deficit accumulated during development stage	(68,977)
Total stockholders’ equity	542,202
Total liabilities and stockholders’ equity	$586,688

See accompanying notes to financial statements.

AXION INTERNATIONAL, INC.
(a development stage company)
STATEMENT OF OPERATIONS

From Inception (November, 2007) to December 31, 2007
Revenues	$—

Costs and expenses:
Research and development	22,500
General and administrative	46,477
Total operating costs and expenses	68,977
Loss from operations	(68,977)
Other income (expense):
Total other expense, net	—
Loss before income taxes	(68,977)
Provision for income taxes	—
Net loss available to common stockholders	$(68,977)

Basic and diluted net loss per common share available to common stockholders	$(651.81)

Weighted average common shares:
Basic and diluted	105.86

See accompanying notes to financial statements.

AXION INTERNATIONAL, INC
(a development stage company)
STATEMENT OF CASH FLOWS

From Inception (November, 2007) to December 31, 2007
Cash flows from operating activities:
Net loss	$(68,977)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	—
Issuance of common stock for services	20,000
Changes in operating assets and liabilities:
Prepaid expenses and other	(26,903)
Accounts payable and accrued liabilities	25,754
Accrued payroll and related benefits	18,732
Net cash used in operating activities	(31,394)
Cash flows from investing activities:
Purchase of furniture and equipment	(11,397)
Costs to acquire license	(48,284)
Net cash used in investing activities	(59,681)
Cash flows from financing activities:
Proceeds from short-term note	27,164
Issuance of common stock, net of expenses	544,015
Net cash provided by financing activities	571,179
Net increase in cash	480,104
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$480,104
Supplemental disclosures of cash flow information:
Cash paid for interest	$—
Non-cash financing activities:
Common stock issued for investment banking fees	$20,000
Conversion of notes	$27,164
Common stock issued for license agreement	$20,000

See accompanying notes to financial statements.

AXION INTERNATIONAL, INC
(a development stage company)
STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock			Deficit Accumulated During	Total
	Shares	Par Value	Additional Paid-in Capital	Development Stage	Stockholders’ Equity
Issuance of common stock to founders	85.00	$85	$(85)	$—	$—
Issuance of common stock for license	15.00	15	19,985	—	20,000
Issuance of common stock for services related to equity placement	54.00	54	19,946	—	20,000
Private placement of common stock, including conversion of note payable to common stock, net of issuance costs	29.36	29	571,150	—	571,179
Net loss				(68,977)	(68,977)
Balances at December 31, 2007	183.36	$183	$610,996	$(68,977)	$542,202

See accompanying notes to financial statements.

AXION INTERNATIONAL, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2007

(1)	Description of Business and Basis of Presentation.

Axion International, Inc., (“Axion”, “the Company”, “we”  “us”) was incorporated on August 6, 2006 with operations commencing in November 2007, as a Delaware corporation.  Axion is the exclusive licensee of revolutionary patented technologies developed for the production of structural plastic products such as railroad crossties, bridge infrastructure, utility poles, marine pilings and bulk heading.  We believe these technologies, which were developed by scientists at Rutgers University (“Rutgers”), can transform recycled consumer and industrial plastics into structural products which are more durable and have a substantially greater useful life than traditional products made from wood, steel and concrete.  In addition, we believe our recycled composite products will result in substantial reduction in greenhouse gases and also offer flexible design features not available in standard wood, steel or concrete products.

Development Stage Company.  The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 7 ”Accounting and Reporting by Development-Stage Enterprises”.  A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.  Axion has not yet manufactured or distributed products. To date, our operations consist of raising capital and preparing for our first commercial product sale. There is no guarantee that we will be able to sell product or generate revenues.

Reverse Merger.  On November 20, 2007, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Axion, Analytical Surveys, Inc, (“ASI”) a Colorado company that is publicly traded on the NASD Over the Counter Bulletin Board under the symbol ANLT.OB, and Axion Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of ASI (the “Merger Sub”).  See footnote 8.

(2)	Summary of Significant Accounting Policies

Cash and Cash Equivalents.  We consider all highly liquid investments with maturities of three months or less to be cash equivalents.  Our investments are subject to potential credit risk. Our cash management and investment policies restrict investments to low-risk, highly liquid securities.

Income Taxes.  Income taxes are reflected under the liability method, which establishes deferred tax assets and liabilities to be recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

U.S. generally accepted accounting principles require that we record a valuation allowance against deferred tax assets if it is “more likely than not” that we will not be able to utilize it to offset future taxes.  Because we are a development stage company and have no history of profitable operations, we have not recognized any of this net deferred tax asset.  We currently provide for income taxes only to the extent that we expect to pay cash taxes (primarily state taxes and the federal alternative minimum tax) on current taxable income.

Use of Estimates.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments.  SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, requires that we disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Property and Equipment:  Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized thereon.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.  The range of estimated useful lives to be used to calculate depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	5 Years
Computer equipment	3 Years
Leasehold improvements	5 Years

Goodwill and Intangible Assets:  We have adopted SFAS No. 142, “Goodwill and Other Intangible Assets”, (“SFAS No. 142”). As a result, we do not amortize goodwill, and instead annually evaluates the carrying value of goodwill for impairment, in accordance with the provisions of SFAS No. 142. Goodwill represents the excess of the cost of investments in subsidiaries over the fair value of the net identifiable assets acquired.  We hold licenses and expect both licenses and the cash flow generated by the use of the licenses to continue indefinitely due to the likelihood of continued renewal at little or no cost.

Impairment of Long-Lived Assets:  In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” assets such as property, plant, and equipment, and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Goodwill and other intangible assets are tested for impairment annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated a review of impairment of long lived assets.

Loss per share:  We have adopted SFAS No. 128, "Earnings per Share."  Loss per common share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. There were no dilutive securities outstanding for the period ended December 31, 2007

Concentration of credit risk: Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and bank certificates of deposit. These accounts are maintained with financial institutions insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 2007, the balances at various financial institutions over the FDIC insured limit relating to cash and cash equivalents totaled approximately $480,000. We believe these balances are not at risk as they are held by sound financial institutions.

Stock Based Compensation:  SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS No. 123”) established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation. In accordance with SFAS No. 123, we elected to continue accounting for stock based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

We account for stock awards issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18 Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services (“EITF 96-18”).  Under SFAS No. 123 and EITF 96-18, stock awards to nonemployees are accounted for at their fair value as determined under Black-Scholes option pricing model.

In December 2004, the Financial Accounting Standards Board “FASB” issued a revision of SFAS No. 123 ("SFAS No. 123(R)") that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS No. 123(R) replaces SFAS No. 123 and is effective as of the beginning of January 1, 2006.

On October 10, 2006, the FASB issued Financial Statement Position (“FSP”) FAS No. 123(R)-5, “Amendment of FASB Staff Position FAS 123(R)-1 “Classification and Measurement of Freestanding Financial Instruments Originally issued in Exchange of Employee Services under FASB Statement No. 123(R)”.  The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.

Stock Issuance Costs.  Stock issuance costs consist primarily of placement fees and expenses and professional fees. These expenses are charged against the related proceeds from the sale of our stock in the periods in which they occur or are charged to expense in the event of a terminated stock issuance.

Recent Accounting Pronouncements

On December 21, 2007 the Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin (“SAB”) No. 110 (“SAB 110”), which, effective January 1, 2008, amends and replaces SAB 107, “Share-Based Payment” (“SAB 107”). SAB 110 expresses the views of the SEC staff regarding the use of a "simplified" method in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS 123(R),  Under the "simplified" method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the "simplified" method, which was first described in SAB 107, was scheduled to expire on December 31, 2007. SAB 110 extends the use of the "simplified" method for "plain vanilla" awards in certain situations. The SEC staff does not expect the "simplified" method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available. We are currently evaluating the potential impact that the adoption of SAB 110 could have on our financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This Statement replaces SFAS No. 141, Business Combinations, and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS No. 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS No. 141(R)). In addition, SFAS No. 141(R)'s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer.  SFAS No. 141(R) amends SFAS No. 109, Accounting for Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS No. 142, to, among other things; provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently evaluating the potential impact that the adoption of SFAS No. 141(R) could have on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS No. 160”), which amends Accounting Research Bulletin 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS No. 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. We do not expect the adoption of SFAS No. 160 to have a material impact on our financial statements.

In February 2007, Financial the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value with the changes in fair value recognized in earnings at each subsequent reporting date. SFAS No. 159 provides an opportunity to mitigate potential volatility in earnings caused by measuring related assets and liabilities differently, and it may reduce the need for applying complex hedge accounting provisions. If elected, SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on our results of operations and financial position, and has yet to make a decision on the elective adoption of SFAS No. 159.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (“SFAS No. 157”). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. We are unable at this time to determine the effect that the adoption of SFAS No. 157 will have on our results of operations and financial condition.

In July 2006, the FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and we are required to adopt it in the first quarter of fiscal year 2008. We are currently evaluating the effect that the adoption of FIN 48 will have on our results of operations and financial condition and are not currently in a position to determine such effects, if any.

In June 2006, the FASB ratified EITF Issue No. 06−3 (“EITF 06-3”), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. We are a development stage and taxes are currently not material to our financial statements.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability is initially measured at fair value; however, an entity may elect the “amortization method” or “fair value method” for subsequent reporting periods. SFAS No. 156 is effective beginning fiscal year 2008. We do not expect the adoption of SFAS No. 156 to have a material effect on our results of operations and financial condition.

(3) Property, Plant and Equipment

In December 2007, we purchased certain equipment and furniture totaling approximately $11,000.  These assets will be placed into service in January 2008 and depreciated over estimated lives of three years.

(4) Intangibles and Exclusive Agreement

In February 2007, we acquired an exclusive, royalty-bearing license agreement (“License”) in specific but broad global territories to make, have made, use, sell, offer for sale, modify, develop, import, export products made using patent applications owned by Rutgers University.  We plan to use such these revolutionary patented technologies in the production of structural plastic products such as railroad crossties, bridge infrastructure, utility poles, marine pilings and bulk heading.

We paid approximately $32,000 and issued 15 shares of our common stock as consideration to Rutgers.  We have estimated the fair market value of the consideration received in exchange for the shares totaled approximately $20,000.   We have recorded these amounts, as well as legal expenses we incurred to acquire the license, as an intangible asset.  The license has an indefinite life and will be tested for impairment on an annual basis.

We are obligated to pay 1.5-3.0% royalties on various product sales to Rutgers, subject to a minimum of $10,000 in calendar year 2008, increasing to and remaining constant at $200,000 by and after calendar 2011.

(5) Stockholder’s Equity

We are authorized to issue 1,500 shares of common stock, $1.00 par value. There were 183.36 common shares issued and outstanding as of December 31, 2007.

In August 2006, we issued 85 shares of our common stock to founding stockholders without consideration.

In February 2007, we issued 15 shares of our common stock to Rutgers University as partial consideration for issuance of an exclusive license agreement to the Company.  We have estimated the fair market value of those shares to be $20,000.

In November, 2007, we issued 54 shares of our common stock to Regal Capital LLC (“Regal’) as payment for management consulting services rendered which totaled approximately $20,000.  We also entered into an agreement (“Agreement”) engaging Regal to render management consulting services to us.  The Agreement provides for a payment of a $230,000 fee structured over time,.  We accounted for the entire fee as a cost of raising capital and reduced the proceeds of the private placement completed in December 2007 accordingly.  As of December 31, 2007, we had paid $100,000 cash pursuant to the Agreement.

In December 2007, we completed a private placement of 38.74 common shares subscribed for issuance at $26,150 per share, with gross proceeds totaling $1,012,964.  We issued 28.32 shares of unregistered common stock to various investors for $740,750 cash, and 1.04 shares to repay $27,164 a note payable, and accepted notes and accounts receivable totaling $245,050 for the subscription of 9.39 shares.  Subsequent to year end, we cancelled the subscription of 8.39 of the subscribed shares and replaced them with 8.60 shares issued to another shareholder for $225,000 cash.  We recorded net proceeds totaling $544,105, net of transaction costs.  Transaction costs included $120,000 consulting fees that approximately $77,000 in legal fees.

(6) Related Party Transactions

Pursuant to an agreement dated December 6, 2007, Regal agreed to provide Axion with management consulting services.  Mr. Mike Martin, an officer and director of Axion, is the managing member of Regal.  As compensation, Axion agreed to pay Regal (i) 54 shares of Common Stock of Axion, (ii) a monthly fee of $10,000 each during the term of the consulting services, and (iii) an additional $230,000.

(7) Income Taxes

The provisions (benefit) for income taxes from continued operations for the years ended December 31, 2007 and from inception consist of the following:

Inception to December 31, 2007
Current:	$-
-
Deferred benefit:	$27,400

Valuation allowance	(27,400)
(Benefit) provision for income taxes, net	$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

Inception to December 31, 2007
Combined statutory income tax rate	40.0%

Valuation allowance	(40.0)%
Effective tax rate	-0-

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:
December 31, 2007

Net operating loss carryforward	$27,400
Valuation allowance	(27,400)

Deferred income tax asset	$-

The Company has a net operating loss carryforward of approximately $67,400 available to offset future taxable income through 2028.

(8) Subsequent Event

On March 20, 2008 (the “Effective Date”), we completed an Agreement and Plan of Merger (the “Merger Agreement”), among Axion, ASI, and Axion Acquisition Corp, (the “Merger Sub”).  Pursuant to the Merger Agreement, the Merger Sub was merged into Axion, with Axion continuing as the surviving corporation and a wholly-owned subsidiary of ASI.   Pursuant to the merger, each issued and outstanding share of Axion became 190,519 shares of common stock of ASI, or 36,762,521 shares in the aggregate constituting approximately 90.7% of the issued and outstanding capital stock of the Company.  A copy of the Merger Agreement was filed as Exhibit 2.1 to ASI’s Current Report of Form 8-K, filed with the Securities and Exchange Commission on November 23, 2007.